Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-234819 on Form S-8 of Silvergate Capital Corporation of our report dated March 10, 2020 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Atlanta, Georgia
March 10, 2020